Exhibit 99.1

LeMaitre Vascular Announces Q3 2020 Financial Results

BURLINGTON, MA, October 29, 2020 - LeMaitre Vascular, Inc. (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q3 2020 results and announced a $0.095/share quarterly dividend.

Q3 2020 Results

●     Sales of $36.4mm, +25% (-3% organic) vs. Q3 2019

●     Op. income of $10.0mm, +70%

●     Op. margin of 28%

●     Net income of $7.5mm, +45%

●     Earnings of $0.37 per diluted share, +44%

●     EBITDA of $12.6mm, +79%

●     Cash & equivalents up $9.3mm to $34.4mm

●     Debt down $4.5mm to $60.5mm

The Company posted sales growth in the Americas (+37%), Asia/Pac (+12%) and Europe/Middle East/Africa (+6%). The three recent acquisitions (Artegraft, CardioCel and Eze-Sit) and the return of elective surgery drove growth.

Gross margin decreased to 62.3% in Q3 2020 (vs. 69.3% in Q3 2019) primarily due to Artegraft purchase-price accounting.

Operating expenses decreased 11% to $12.7mm in Q3 2020 (vs. $14.3mm). This decline was driven by COVID-related cost-cuts, including reduced sales & marketing expenses.

Chairman & CEO George LeMaitre said, “Record sales in Q3 and tight expense control led to healthy bottom-line results and an improved balance sheet.”

Business Outlook

Guidance
Q4 2020 Sales	$34.0mm - $38.0mm (Midpoint:+19%)
Q4 2020 Gross Margin	65.5%
Q4 2020 Operating Income	$7.1mm - $9.7mm (Midpoint:+70%)
Q4 2020 Earnings Per Share	$0.25 - $0.35 (Midpoint: +32%)
2020 Sales	$125.8mm - $129.8mm (Midpoint:+9%)
2020 Gross Margin	65.6%
2020 Operating Income	$26.3mm - $28.9mm (Midpoint:+30%)
2020 Earnings Per Share	$0.94 - $1.04 (Midpoint: +12%)

Quarterly Dividend

On October 20, 2020, the Company's Board of Directors approved a quarterly dividend of $0.095/share of common stock. The dividend will be paid on December 3, 2020 to shareholders of record on November 19, 2020.

Share Repurchase Program

On February 13, 2020, the Company's Board of Directors authorized the repurchase of up to $10.0mm of the Company’s common stock. The repurchase program may be suspended or discontinued at any time and will conclude on February 14, 2021, unless extended by the Board.

Conference Call Reminder

Management will conduct a conference call at 5:00 p.m. ET today to review the Company's Q3 2020 financial results. The conference call will be broadcast live over the Internet. Individuals interested in listening to the webcast can log on to the Company's website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 844-239-5284 (+1 512-961-6497 for international callers), using passcode 4052529. For individuals unable to join the live conference call, a replay will be available on the Company's website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release may include other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company's short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales growth percentages as "organic." The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

The Company has also reported non-GAAP outstanding debt, which excludes the impact of unamortized deferred financing costs. The Company believes that considering its debt in this manner provides a view of the amount owed on a cash basis.

Forward-Looking Statements

The Company's current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the duration and severity of the impact of COVID-19 on the global economy, our customers, our suppliers and our company; the duration of the lapse in CE mark approval for certain of our devices; compliance with foreign regulatory requirements to market and sell our products outside the United States; the risk of significant fluctuations in our quarterly and annual results due to numerous factors; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; the risk that we may not be able to maintain our recent levels of profitability; the risk that the Company may not realize the anticipated benefits of its strategic activities; risks related to the integration of acquisition targets; the acceleration or deceleration of product growth rates; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories and other risks and uncertainties included under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company's investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT: J.J. Pellegrino, CFO, LeMaitre Vascular

781-425-1691

jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	September 30, 2020	December 31, 2019
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$29,279	$11,786
Short-term marketable securities	5,097	20,895
Accounts receivable, net	19,625	16,572
Inventory and other deferred costs	45,639	39,527
Prepaid expenses and other current assets	2,612	3,312
Total current assets	102,252	92,092

Property and equipment, net	14,133	14,854
Right-of-use leased assets	16,373	15,208
Goodwill	65,945	39,951
Other intangibles, net	60,539	24,893
Deferred tax assets	1,385	1,084
Other assets	942	259

Total assets	$261,569	$188,341

Liabilities and stockholders' equity

Current liabilities:
Current portion of long-term debt	$2,250	$-
Revolving line of credit	21,000	-
Accounts payable	2,168	2,604
Accrued expenses	14,679	14,014
Acquisition-related obligations	2,543	2,476
Lease liabilities - short-term	1,806	1,757
Total current liabilities	44,446	20,851

Long-term debt	36,229	-
Lease liabilities - long-term	15,192	13,955
Deferred tax liabilities	90	1,179
Other long-term liabilities	4,629	4,215
Total liabilities	100,586	40,200

Stockholders' equity
Common stock	218	217
Additional paid-in capital	109,640	105,934
Retained earnings	65,457	57,029
Accumulated other comprehensive loss	(3,009)	(4,007)
Treasury stock	(11,323)	(11,032)
Total stockholders' equity	160,983	148,141

Total liabilities and stockholders' equity	$261,569	$188,341

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the nine months ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019

Net sales	$36,416	$29,100	$91,818	$87,062
Cost of sales	13,712	8,934		27,117
Gross profit	22,704	20,166	60,216	59,945

Operating expenses:
Sales and marketing	5,157	7,429	17,788	22,887
General and administrative	5,901	4,551	16,425	14,026
Research and development	2,098	2,281	7,230	6,777
Gain on sale of building	(470)	-	(470)	-
Total operating expenses	12,686	14,261		43,690

Income from operations	10,018	5,905	19,243	16,255
Other income:
Interest expense	(665)	-	(732)	-
Other income (loss), net	25	(15)		236

Income before income taxes	9,378	5,890	18,425	16,491

Provision for income taxes	1,865	706		3,170

Net income	$7,513	5,184	$14,187	13,321

Earnings per share of common stock
Basic	$0.37	0.26	$0.70	0.68
Diluted	$0.37	0.25	$0.69	0.66

Weighted - average shares outstanding:
Basic	20,254	19,871	20,201	19,731
Diluted	20,474	20,378	20,434	20,258

Cash dividends declared per common share	$0.095	0.085	$0.285	0.255

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the nine months ended
	September 30, 2020		September 30, 2019		September 30, 2020		September 30, 2019
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$24,184	66%	$17,698	61%	$57,462	63%	$51,584	59%
Europe/Middle East/Africa	10,039	28%	9,452	32%	28,339	31%	29,479	34%
Asia/Pacific Rim	2,193	6%	1,950	7%	6,017	6%	5,999	7%
Total Net Sales	$36,416	100%	$29,100	100%	$91,818	100%	$87,062	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended September 30, 2020
Net sales as reported	$36,416
Impact of currency exchange rate fluctuations	(484)
Net impact of acquisitions excluding currency	(7,584)
Adjusted net sales		$28,348

For the three months ended September 30, 2019
Net sales as reported	$29,100
Adjusted net sales		$29,100

Adjusted net sales increase for the three months ended September 30, 2020		$(752)	-3%

Reconciliation between GAAP and non-GAAP debt outstanding:
As of September 30, 2020
Debt as reported	$59,479
Add back unamortized deferred financing costs	1,021
Adjusted debt outstanding		$60,500

	For the three months ended		For the nine months ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$7,513	$5,184	$14,187	$13,321
Interest (income) expense, net	650	(193)	537	(574)
Amortization and depreciation expense	2,599	1,345	5,778	3,975
Provision for income taxes	1,865	706	4,238	3,170

EBITDA	$12,627	$7,042	$24,740	$19,892

EBITDA percentage increase		79%		24%